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                                     EXHIBIT 23.3









                                  February 24, 1998


                               CONSENT OF LEGAL COUNSEL


First Place Financial Corporation
100 East Broadway
Farmington, New Mexico 87401

Ladies and Gentlemen:

     We consent to the use in the Form S-8 Registration Statement of First Place Financial Corporation (the "Company"), to be filed on or about February 25, 1998, relating to the registration of shares under the First Place Financial Corporation Profit Sharing Plan (with 401(k) provisions), the First Place Financial Corporation Nonstatutory Stock Option Plan, the First Place Financial Corporation Second Nonstatutory Stock Option Plan, and the First Place Financial Corporation Third Stock Option Plan for Directors and Officers, of our name and opinion in connection with the Registration Statement.

                              Sincerely yours,

                              ROTHGERBER, APPEL, POWERS & JOHNSON LLP


                              /s/ Rothgerber, Appel, Powers & Johnson LLP
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